UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 22, 2007

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 22, 2007, Lee Enterprises, Incorporated (the "Company") reported its results for the first fiscal quarter ended December 31, 2006. The Company is furnishing the related earnings release under Item 2.02. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.

To supplement the Company's consolidated operating results presented in accordance with generally accepted accounting principles or GAAP, the Company is using the following non-GAAP financial measures in the earnings release: adjusted income from continuing operations (and related earnings per share) and operating cash flow. The Company's reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are contained in the attached earnings release.

The Company believes its comparative presentation of adjusted income from continuing operations provides meaningful supplemental information to investors and financial analysts with which to evaluate its financial performance by identifying fiscal year 2006 expenses related to the acquisition of Pulitzer Inc. that may not be indicative of its core business operating results and are of a substantially non-recurring nature. The Company also believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing the Company's performance and in forecasting and analyzing future periods.

The Company believes that operating cash flow is a useful measure of evaluating its financial performance because of its focus on the Company's results from operations before depreciation and amortization. The Company also believes that this measure is one of the alternative financial measures of performance used by investors, rating agencies and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: January 23, 2007	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

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INDEX TO EXHIBITS

Exhibit No.          Description

99.1	Earnings Release – First Quarter Ended December 31, 2006

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Exhibit 99.1

201 N. Harrison St., Davenport, IA 52801
(563) 383-2100
www.lee.net

NEWS RELEASE

Lee Enterprises reports first quarter earnings

DAVENPORT, Iowa (Jan. 22, 2007) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 58 cents for its first fiscal quarter ended Dec. 31, 2006.

The results compare with 47 cents a year ago, when early retirement and transition costs related to the acquisition of Pulitzer Inc. reduced earnings 12 cents.

Including discontinued operations, net income for the quarter totaled $26.7 million, or 58 cents per diluted common share, compared with 50 cents a year ago.

“Our online advertising revenue for the quarter grew at a strong pace of 53 percent over a year ago,” said Mary Junck, chairman and chief executive officer. “This rapid online growth, coupled with a solid performance in print, helped us deliver another good quarter and exceed earnings expectations. In the coming quarter, we plan to lay the foundation for more online growth with the co-branded rollout of our local employment listings into Yahoo’s HotJobs platform. Also, in February we’re kicking off a major internal initiative, called Lee Online University, to speed more interactive innovation in news and sales.”

Total revenue for the quarter increased 2.8 percent from a year ago to $300.5 million. Total advertising revenue increased 2.3 percent, with online advertising up 53.0 percent, retail advertising up 1.0 percent, classified down 0.4 percent, national up 1.4 percent and niche advertising up 5.4 percent. Circulation revenue increased 1.3 percent.

On a same property (1) basis, which excludes the impact of acquisitions and divestitures made in the current or prior year, total revenue for the quarter increased 2.5 percent from a year ago. Total advertising revenue increased 2.3 percent, with online advertising up 53.0 percent, retail up 1.0 percent, classified down 0.4 percent, national up 1.4 percent and niche advertising up 5.4 percent. Circulation revenue increased 1.3 percent.

Total operating expenses, excluding depreciation and amortization, for the quarter decreased 0.3 percent on a reported basis, reflecting cycling of unusual transition and early retirement costs a year ago related to Pulitzer. Excluding the unusual costs and depreciation and amortization, total operating expenses increased 3.8 percent. Compensation expense increased 1.9 percent. Newsprint and ink expense increased 3.1 percent, and other cash operating expenses increased 7.0 percent.

Same property operating expenses, excluding the unusual costs, depreciation and amortization, increased 2.6 percent over a year ago, with compensation up 0.2 percent, newsprint and ink up 4.3 percent, and other operating expenses up 5.7 percent.

Operating cash flow (2) increased 12.5 percent to $80.9 million. Operating income, which includes equity in earnings of associated companies and depreciation and amortization, increased 13.5 percent to $64.0 million. Non-operating expenses, which include financial expense related to the acquisition of Pulitzer, decreased 3.3 percent to $21.9 million. Income from continuing operations before income taxes increased 24.9 percent to $42.1 million. Income from continuing operations also increased 24.7 percent, to $26.7 million. Net income also totaled $26.7 million, an increase of 17.1 percent over a year ago.

Day exchanges in the quarter affected results in varying degrees. The Lee newspapers owned before the Pulitzer acquisition, which account for about 60 percent of revenue, recorded 14 Sundays in the 2006 quarter, compared with 13 a year ago. Sundays normally generate more advertising revenue than any other day of the week. In December 2006, however, the last two Sundays preceded holidays, which tends to diminish retail and classified advertising. The former Pulitzer newspapers use period accounting and were not affected by day exchanges, with the exception of Tucson. Many public publishing companies using calendar year period accounting will recognize a 53rd week of the 2006 year in December 2006. At Lee’s 50 percent partnership in Tucson, which uses calendar year period accounting, the additional week was recognized in December 2006. Tucson results are reported as equity in earnings of associated companies. For Lee’s September 2007 fiscal year, the remaining former Pulitzer enterprises will record this week in September 2007.

UNUSUAL COSTS

The following table summarizes the impact on income from continuing operations and earnings per diluted common share from unusual costs related to the Pulitzer acquisition:

	Three Months Ended Dec. 31
(Thousands, Except EPS Data)	2006		2005
	Amount	Per Share	Amount	Per Share
Income from continuing operations, as reported	$26,689	$0.58	$21,394	$0.47

Adjustments to income from continuing operations:
Early retirement program	-		8,373
Transition costs	-		352
			8,725
Income tax benefits of
adjustments, net	-		(3,133)
			5,592	0.12
Income from continuing operations, as adjusted	$26,689	$0.58	$26,986	$0.59

Consolidated statements of income, selected balance sheet items and selected statistics follow.

Lee Enterprises is a premier provider of local news, information and advertising in primarily midsize markets, with 51 daily newspapers and a joint interest in five others, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspapers have circulation of 1.6 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee’s online sites attract more than three million users, and Lee’s weekly publications are distributed to more than 4.5 million households. Lee’s 55 newspaper markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; Tucson, Ariz.; and Napa, Calif. Lee is based in Davenport, Iowa, and its stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee Enterprises, please visit www.lee.net.

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended Dec. 31
(Thousands, Except EPS Data)	2006	2005	%

Advertising revenue:
Retail	$132,643	$131,346	1.0%
National	17,902	17,659	1.4
Classified:
Daily newspapers:
Employment	19,248	20,091	(4.2)
Automotive	14,038	14,212	(1.2)
Real estate	14,891	15,387	(3.2)
All other	9,502	9,177	3.5
Other publications	11,424	10,479	9.0
Total classified	69,103	69,346	(0.4)
Online	10,913	7,134	53.0
Niche publications	3,599	3,414	5.4
Total advertising revenue	234,160	228,899	2.3
Circulation	52,271	51,587	1.3
Commercial printing	4,210	4,320	(2.5)
Online services and other	9,849	7,439	32.4
Total operating revenue	300,490	292,245	2.8
Operating expenses:
Compensation	113,012	110,923	1.9
Newsprint and ink	31,101	30,160	3.1
Other operating expenses	75,446	70,484	7.0
Transition costs	-	352	NM
Early retirement program	-	8,373	NM
Operating expenses, excluding
depreciation and amortization	219,559	220,292	(0.3)
Operating cash flow(2)	80,931	71,953	12.5
Depreciation	8,347	8,034	3.9
Amortization	15,081	13,847	8.9
Equity in earnings of associated
companies:
Tucson partnership	3,912	4,138	(5.5)
Madison Newspapers	2,593	2,165	19.8
Operating income	64,008	56,375	13.5
Non-operating income (expense):
Financial income	1,509	1,356	11.3
Financial expense	(23,435)	(24,037)	(2.5)
	(21,926)	(22,681)	(3.3)
Income from continuing operations
before income taxes	42,082	33,694	24.9
Income tax expense	14,889	12,041	23.7
Minority interest	504	259	94.6
Income from continuing operations	26,689	21,394	24.7
Discontinued operations	(38)	1,370	NM
Net income	$26,651	$22,764	17.1%

Earnings per common share:
Basic:
Continuing operations	$0.59	$0.47	25.5%
Discontinued operations	-	0.03	NM
	$0.58	$0.50	16.0%
Diluted:
Continuing operations	$0.58	$0.47	23.4%
Discontinued operations	-	0.03	NM
	$0.58	$0.50	16.0%
Average common shares:
Basic	45,573	45,260
Diluted	45,637	45,400

SELECTED BALANCE SHEET INFORMATION
(Unaudited)
	Dec. 31
(Thousands)	2006	2005
Cash	$10,743	$11,379
Restricted cash and investments	99,810	84,810
Debt (principal amount)	1,487,000	1,660,000

SELECTED STATISTICAL INFORMATION
(Unaudited)
	Three Months Ended Dec. 31
(Dollars in thousands)	2006	2005	%
Capital expenditures:	$5,701	$5,039	13.1%
Same property newsprint
volume (tonnes)	44,363	47,287	(6.2)
Same property full-time
equivalent employees	8,213	8,333	(1.4)

NOTES:
(1)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes Lee's 50% ownership in Madison and Tucson, which are reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(2)

Operating cash flow, which is defined as operating income before depreciation, amortization and equity in earnings of associated companies, is a non-GAAP financial measure. A reconciliation of operating cash flow to operating income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is reflected in the tables accompanying this release.

(3)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(4) The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, energy costs, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans," "projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100

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